UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017 (December 8, 2017)

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On December 8, 2017, Collegium Pharmaceutical, Inc. (the “Company”), after a review of its product portfolio in connection with its execution of a license agreement with Depomed pursuant to which it expects to license the right to commercialize Nucynta® (tapentadol) Immediate Release and Nucynta® ER (tapentadol) in the U.S., provided written notice to BioDelivery Sciences International, Inc. (“BDSI”) of termination of the License and Development Agreement dated May 11, 2016 (the “License Agreement”), which termination will be effective pursuant to the terms of such agreement on March 8, 2018.  Upon such termination of the License Agreement, the Company’s rights to develop and commercialize Onsolis® (fentanyl buccal soluble film), a Transmucosal Immediate-Release Fentanyl film indicated for the management of breakthrough pain in certain cancer patients, will revert to BDSI.  A summary of the material terms of the License Agreement was included in the Company’s Current Report on Form 8-K filed on May 12, 2016, which is incorporated herein by reference and is qualified in its entirety by reference to the full text of the License Agreement (filed as an exhibit to our Quarterly Report on Form 10-Q filed with the Commission on August 11, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: December 14, 2017	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly

		Title:	Executive Vice President and Chief Financial Officer